UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Integrated Cannabis Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	90-1505708
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6810 North State Road 7

Coconut Creek, Florida 33073

(Address of Principal Executive Offices)(Zip Code)

 (954) 906-0098

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered

Name of each exchange on which each Class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.0.0001 per share

(Title of Class)

Integrated Cannabis Solutions, Inc. is referred to herein as the “Registrant”

Item 1. Description of Securities to be Registered

For a description of the common stock, par value $0.0001 per share, to be registered by the Registrant, a Nevada corporation, is contained in the sections entitled “Prospectus Summary”, “Description of Securities”, “Market Price of the Registrant's Common Equity and Related Stockholder Matters” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933 (File No. 333-236395) as originally filed with the Securities and Exchange Commission on February 12, 2020 and as subsequently amended prior to effectiveness (the effectiveness of which occurred on June 9, 2021 at 4 pm), which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description
3.1

Articles of Incorporation and October 8, 2019 amendment (State of Nevada) (Previously filed as Exhibit 3.1 to the Registrant’s registration statement on Form S-1 as filed on February 12, 2020, File No. 333-236395, and incorporated by reference herein)

3.2	Bylaws (Previously filed as Exhibit 3.2 on the Registrant’s registration statement on Form S-1, File No. 333-236395, and incorporated by reference herein).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 14, 2021

INTEGRATED CANNABIS SOLUTIONS, INC.

/s/ Matthew Dwyer

Matthew Dwyer, Chief Executive Officer

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